EXHIBIT 99.1

LHC Group Announces Third Quarter 2012 Results

Highlights:

  Net service revenue was $158.9 million for the third quarter of 2012;
  Net income attributable to LHC Group per diluted share was $0.36 for the third quarter of 2012; and
  Organic growth in new home health admissions was 3.0% for the third quarter of 2012 and 5.0% for the nine months ended September 30, 2012.

LAFAYETTE, La., Nov. 7, 2012 (GLOBE NEWSWIRE) -- LHC Group Inc. (Nasdaq:LHCG), a national provider of post-acute care services, today announced its financial results for the three and nine months ended September 30, 2012.

Financial Results for the Third Quarter

  Net service revenue for the third quarter of 2012 was $158.9 million, compared with $153.4 million for the same period in 2011.
  Net income attributable to LHC Group for the third quarter of 2012 was $6.3 million, compared with a net loss attributable to LHC Group for the third quarter of 2011 of $38.0 million, which included a $45.0 million after tax charge related to the company's settlement with the Department of Justice. The 2012 amount includes:
  -- $505,000 benefit from a lower tax rate due to Work Opportunity Tax Credits ($0.03 per share), and
  -- $390,000 after tax expense associated with an intangibles impairment charge ($0.02 per share).
  Estimated revenue loss of $571,000 ($321,000 after tax) in the third quarter of 2012 due to Hurricane Isaac.
  Diluted earnings per share was $0.36 for the third quarter of 2012, including approximately $0.01 benefit from the share repurchases during 2012.

Keith G. Myers, LHC Group's chairman and CEO, said the company continues to demonstrate its proven ability to operate efficiently and effectively, posting solid operating results despite the significant impact of Hurricane Isaac and ongoing uncertainties in the regulatory environment.

"Like residents all along the Gulf Coast, LHC Group grappled with many short-term challenges from Hurricane Isaac," Myers said. "This slow-moving storm affected 85 of our locations for an extended period. However, we are proud of the dedication exhibited by our clinicians, who helped make sure every patient was safe before, during and after the storm.

"Our LHC Group team continues to show resiliency in the face of challenge and adversity. Once again, we have clearly demonstrated our ability to operate efficiently, delivering high-quality care in a cost-effective manner, even under the most difficult of circumstances. Our industry-leading model of post-acute care partnerships with hospitals and health systems positions us well for the future, and we are well poised to continue delivering value to our patients, our partners and all stakeholders."

Myers said the company's commitment to excellence recently propelled nearly 60 percent of LHC Group's home health agencies to HomeCare Elite status for 2012. Compiled annually by OCS HomeCare and DecisionHealth, HomeCare Elite recognizes the top 25 percent of home health agencies in the country based on quality of care, quality improvement, patient experience, process measure implementation and financial performance.

Financial Results for the Nine Months

  Net service revenue for the nine months ended September 30, 2012, was $475.7 million, compared with $476.2 million for the same period in 2011.
  Net income attributable to LHC Group for the nine months ended September 30, 2012, was $20.0 million, compared with a net loss attributable to LHC Group for the nine months ended September 30, 2011, of $20.5 million, which included a $45.0 million after tax charge related to the company's settlement with the Department of Justice. The 2012 amount includes:
  -- $1.2 million after tax expense associated with the strategic alternatives process and legal or other expenses associated with the company's previously announced investigations ($0.06 per share),
  -- $505,000 benefit from a lower tax rate due to Work Opportunity Tax Credits ($0.03 per share),
  -- $390,000 after tax expense associated with an intangibles impairment charge ($0.02 per share), and
  -- $109,000 after tax loss from locations acquired in the period ($0.01).
  Estimated revenue loss of $571,000 ($321,000 after tax) for the nine months ended September 30, 2012, due to Hurricane Isaac.
  Diluted earnings per share was $1.10 for the nine months ended September 30, 2012, compared with a loss per share of $1.12 for the same period in 2011. The 2012 amount includes $0.01 per share benefit from the share repurchases during the period.

Guidance

The company is adjusting its full year 2012 guidance issued January 4, 2012, for net service revenue of $640 million to $660 million and fully diluted earnings per share in the range of $1.45 to $1.65 to net service revenue of $635 million to $645 million and fully diluted earnings per share in the range of $1.45 to $1.55, which includes the effect of share repurchases and acquisitions made through September 30, 2012. This guidance does not take into account the impact of any future acquisitions or share repurchases, if made, de novo locations, if opened, future reimbursement changes, if any, and excludes legal or other expenses associated with the company's ongoing investigations.

Conference Call

LHC Group will host a conference call Thursday, November 8, 2012, at 11 a.m. Eastern time to discuss its third quarter 2012 results. The toll-free number to call for this interactive teleconference is (866) 393-1608 (international callers should call 973-890-8327). A telephonic replay of the conference call will be available through midnight on Thursday, November 15, 2012, by dialing (855) 859‑2056 (international callers should call 404-537-3406) and entering confirmation number 37823587. A live broadcast of LHC Group's conference call will be available under the Investor Relations section of the company's website, www.LHCgroup.com. A one-year online replay will be available approximately an hour after the conclusion of the live broadcast.

About LHC Group Inc.

LHC Group Inc. is a national provider of post-acute care, providing quality, cost-effective health care to patients within the comfort and privacy of their home or place of residence. LHC Group provides a comprehensive array of post-acute healthcare services through home health, hospice and private duty locations in its home-based division and long-term acute care hospitals in its facility-based division.

Certain matters discussed in this press release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, such as statements about the company's future financial performance and the strength of the company's operations. Such forward-looking statements may be identified by words such as "continue," "expect," and similar expressions. Forward-looking statements involve a number of risks and uncertainties that may cause actual results to differ materially from those expressed or implied by such forward-looking statements, including changes in reimbursement, changes in government regulations, changes in LHC Group's relationships with referral sources, increased competition for LHC Group's services, increased competition for joint venture and acquisition candidates, changes in the interpretation of government regulations, and other risks set forth in Item 1A. Risk Factors in LHC Group's Annual Report on Form 10-K for the year ended December 31, 2011, filed with the Securities and Exchange Commission. LHC Group undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

LHC GROUP INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(amounts in thousands, except share data)
(unaudited)

	Sept. 30, 2012	Dec. 31, 2011

ASSETS
Current assets:
Cash	$276	$256
Receivables:
Patient accounts receivable, less allowance for uncollectible accounts of $11,218 and $10,692, respectively	89,945	91,183
Other receivables	961	1,636
Amounts due from governmental entities	187	315
Total receivables, net	91,093	93,134
Deferred income taxes	8,630	7,269
Prepaid income taxes	12,365	26,667
Prepaid expenses	5,780	6,576
Other current assets	3,274	4,363
Total current assets	121,418	138,265
Property, building and equipment, net of accumulated depreciation of $32,610 and $28,073, respectively	29,374	28,182
Goodwill	168,984	164,731
Intangible assets, net of accumulated amortization of $2,848 and $2,325, respectively	62,275	59,389
Other assets	5,447	5,809
Total assets	$387,498	$396,376

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable and other accrued liabilities	$17,780	$23,119
Salaries, wages and benefits payable	24,971	25,571
Self insurance payable	4,954	5,612
Amounts due to governmental entities	3,241	3,234
Total current liabilities	50,946	57,536
Deferred income taxes	25,436	22,523
Income tax payable	3,415	3,415
Revolving credit facility	25,085	34,820
Total liabilities	104,882	118,294
Noncontrolling interest- redeemable	10,781	11,348
Stockholders' equity:
Common stock – $0.01 par value: 40,000,000 shares authorized;	216	183
21,554,171 and 21,374,264 shares issued and 17,352,151 and 18,298,659 shares outstanding, respectively
Treasury stock – 4,202,020 and 3,075,605 shares at cost, respectively	(25,835)	(6,216)
Additional paid-in capital	99,615	95,964
Retained earnings	193,792	173,752
Total LHC Group Inc. stockholders' equity	267,788	263,683
Noncontrolling interest- non-redeemable	4,047	3,051
Total equity	271,835	266,734
Total liabilities and stockholders' equity	$387,498	$396,376

LHC GROUP INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(amounts in thousands, except share and per share data)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
Net service revenue	$158,926	$153,398	$475,742	$476,196
Cost of service revenue	91,234	87,815	273,311	262,987
Gross margin	67,692	65,583	202,431	213,209
Provision for bad debts	2,987	3,199	8,395	8,903
General and administrative expenses	52,464	52,656	154,313	159,851
Other intangibles impairment charge	650	–	650	–
Settlement with government agencies	–	65,000	–	65,000
Operating income (loss)	11,591	(55,272)	39,073	(20,545)
Interest expense	(405)	(217)	(972)	(507)
Non-operating income	94	1,396	108	1,573
Income (loss) before income taxes and noncontrolling interest	11,280	(54,093)	38,209	(19,479)
Income tax expense (benefit)	3,388	(18,130)	12,706	(6,420)
Net income (loss)	7,892	(35,963)	25,503	(13,059)
Less net income attributable to noncontrolling interest	1,556	1,997	5,463	7,419
Net income (loss) attributable to LHC Group, Inc.'s common stockholders	$6,336	$ (37,960)	$20,040	$ (20,478)

Earnings per share – basic:
Net income (loss) attributable to LHC Group, Inc.'s common stockholders	$0.36	$ (2.08)	$1.11	$ (1.12)

Earnings per share – diluted:
Net income (loss) attributable to LHC Group, Inc.'s common stockholders	$0.36	$ (2.08)	$1.10	$ (1.12)

Weighted average shares outstanding:
Basic	17,656,842	18,263,237	18,121,217	18,251,648
Diluted	17,726,819	18,263,237	18,160,489	18,251,648

LHC GROUP INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(amounts in thousands)
(unaudited)

	Nine Months Ended September 30,
	2012	2011
Operating activities
Net income (loss)	$25,503	$ (13,059)
Adjustments to reconcile net income to net cash (used in) provided by operating activities:
Depreciation and amortization expense	5,801	5,719
Provision for bad debts	8,395	8,903
Stock-based compensation expense	3,398	3,041
Deferred income taxes	1,552	2,834
Loss on sale of assets	100	–
Other intangibles impairment change	650	–
Changes in operating assets and liabilities, net of acquisitions:
Receivables	(7,084)	(5,871)
Prepaid expenses, other assets	2,247	6,762
Prepaid income taxes	13,960	(21,569)
Accounts payable and accrued expenses	(6,597)	(2,627)
Net amounts due to/from governmental entities	135	217
Net cash (used in) provided by operating activities	48,060	(15,650)

Investing activities
Purchases of property, building, and equipment	(6,508)	(6,058)
Proceeds from sale of assets	25	–
Cash paid for acquisitions, primarily goodwill and intangible assets and advance payment on acquisitions	(6,764)	(11,745)
Net cash (used in) investing activities	(13,247)	(17,803)

Financing activities
Proceeds from line of credit	173,562	103,187
Payments on line of credit	(183,297)	(49,187)
Payments on capital leases	–	(14)
Excess tax benefits from vesting of restricted stock	–	319
Proceeds from employee stock purchase plan	587	648
Payments on repurchase of common stock	(19,017)	(577)
Noncontrolling interest distributions	(6,582)	(9,537)
Purchase of additional controlling interest	(126)	(816)
Sale of noncontrolling interest	80	276
Net cash (used in) provided by financing activities	(34,793)	44,299
Change in cash	20	10,846
Cash at beginning of period	256	288
Cash at end of period	$276	$11,134

Supplemental disclosures of cash flow information
Interest paid	$972	$507
Income taxes paid	$8,644	$12,335

LHC GROUP INC. AND SUBSIDIARIES
SEGMENT INFORMATION
(amounts in thousands)
(unaudited)

	Three Months Ended September 30, 2012			Nine Months Ended September 30, 2012
	Home- Based Services	Facility- Based Services	Total	Home- Based Services	Facility- Based Services	Total
Net service revenue	$140,256	$18,670	$158,926	$419,847	$55,895	$475,742
Cost of service revenue	80,579	10,655	91,234	240,347	32,964	273,311
Provision for bad debts	2,669	318	2,987	7,626	769	8,395
General and administrative expenses	47,110	5,354	52,464	137,902	16,411	154,313
Other intangibles impairment charge	650	–	650	650	–	650
Operating income	9,248	2,343	11,591	33,322	5,751	39,073
Interest expense	(364)	(41)	(405)	(874)	(98)	(972)
Non-operating income	74	20	94	77	31	108
Income before income taxes and noncontrolling interest	8,958	2,322	11,280	32,525	5,684	38,209
Income tax expense	3,050	338	3,388	11,478	1,228	12,706
Net income	5,908	1,984	7,892	21,047	4,456	25,503
Noncontrolling interest	1,308	248	1,556	4,826	637	5,463
Net income attributable to LHC Group Inc.	$4,600	$1,736	$6,336	$16,221	$3,819	$20,040

Total assets	$352,541	$34,957	$387,498	$352,541	$34,957	$387,498

	Three Months Ended September 30, 2011			Nine Months Ended September 30, 2011
	Home- Based Services	Facility- Based Services	Total	Home- Based Services	Facility- Based Services	Total
Net service revenue	$134,950	$18,448	$153,398	$418,735	$57,461	$476,196
Cost of service revenue	77,331	10,484	87,815	229,153	33,834	262,987
Provision for bad debts	3,097	102	3,199	8,503	400	8,903
General and administrative expenses	47,522	5,134	52,656	145,043	14,808	159,851
Settlement with government agencies	65,000	–	65,000	65,000	–	65,000
Operating income (loss)	(58,000)	2,728	(55,272)	(28,964)	8,419	(20,545)
Interest expense	(196)	(21)	(217)	(457)	(50)	(507)
Non-operating income	1,374	22	1,396	1,516	57	1,573
Income (loss) before income taxes and noncontrolling interest	(56,822)	2,729	(54,093)	(27,905)	8,426	(19,479)
Income tax expense (benefit)	(18,506)	376	(18,130)	(7,912)	1,492	(6,420)
Net income (loss)	(38,316)	2,353	(35,963)	(19,993)	6,934	(13,059)
Noncontrolling interest	1,622	375	1,997	6,404	1,015	7,419
Net income (loss) attributable to LHC Group Inc.	$ (39,938)	$1,978	$ (37,960)	$ (26,397)	$5,919	$ (20,478)

Total assets	$356,417	$41,476	$397,893	$356,417	$41,476	$397,893

LHC GROUP INC. AND SUBSIDIARIES
SELECT CONSOLIDATED KEY STATISTICAL AND FINANCIAL DATA
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
Key Data:
Home-Based Services:
Home Health
Locations	238	258	238	258
Acquired	2	0	2	5
De novo	1	1	1	4
Total new admissions	27,301	25,787	81,495	76,916
Medicare new admissions	18,415	18,445	55,298	54,511
Average daily census	32,605	31,311	32,764	32,942
Average Medicare daily census	24,279	24,076	24,618	25,539
Medicare completed and billed episodes	41,699	41,191	125,466	127,798
Average Medicare case mix for completed and billed Medicare episodes	1.25	1.24	1.25	1.24
Average reimbursement per completed and billed Medicare episodes	$2,337	$2,344	$2,337	$2,352
Total visits	883,257	862,220	2,677,956	2,626,043
Total Medicare visits	637,310	644,392	1,948,929	1,977,665
Average visits per completed and billed Medicare episodes	15.3	15.6	15.5	15.5
Organic growth (1):
Net revenue	1.7%	-11.2%	-1.1%	-1.9%
Net Medicare revenue	-1.9%	-13.4%	-4.5%	-4.6%
Total new admissions	3.0%	5.1%	5.0%	9.5%
Medicare new admissions	-1.8%	4.5%	0.9%	6.5%
Average daily census	3.2%	-8.2%	-1.4%	1.6%
Average Medicare daily census	0.3%	-10.2%	-4.1%	-0.8%
Medicare completed and billed episodes	0.7%	-5.6%	-2.0%	2.9%

Hospice
Locations	32	32	32	32
Acquired	0	0	0	8
Admissions	1,117	1,061	3,298	3,025
Average Daily Census	1,021	918	984	894
Patient Days	93,972	84,410	269,500	244,080
Average revenue per patient day	$138	$134	$138	$135

Facility-Based Services:
Long-term Acute Care
Locations	9	9	9	9
Patient days	15,335	15,385	47,348	45,986
Patient acuity mix	1.01	1.02	1	1.03
Average revenue per patient day	$1,172	$1,167	$1,143	$1,182

(1) Organic growth is calculated as the sum of same store plus de novo for the period divided by total from the same period in the prior year.

LHC GROUP INC. AND SUBSIDIARIES

RECONCILIATION OF NET INCOME TO ADJUSTED NET INCOME

(unaudited)

During the three months and nine months ended September 30, 2012, the company incurred costs or received benefits related to the previously announced strategic alternative process, the previously announced investigations or that related to circumstances that are not considered part of the company's normal ongoing operating results by management. In order to reflect the operational performance of the company during the quarter or nine month period excluding these costs, company representatives may be asked to provide adjusted net income for the quarter excluding such costs or benefits. In the event the company provides such information, the adjusted net income presented would be a non-GAAP financial measure. The company believes adjusted net income would provide investors with helpful information with respect to the performance of the company's ongoing operations, and management is using adjusted net income to evaluate its ongoing operations and for internal planning and forecasting purposes. Adjusted net income is not a measure of liquidity. See the tables below, which reconcile net income to adjusted net income and GAAP earnings per share to adjusted earnings per share.

	For The Three Months Ended Sept. 30, 2012	For The Nine Months Ended Sept. 30, 2012
Adjusted net income attributable to LHC Group:
Net income attributable to LHC Group Inc.	$ 6,336	$ 20,040
Costs related to legal or other expenses associated with the company's previously announced investigations, net of tax	90	1,164
Other intangibles impairment charge, net of tax	390	390
Loss from acquisition, net of tax	109	109
Estimated revenue loss from Hurricane Isaac, net of tax	321	321
Tax credits offset by consulting fees, net of tax	(505)	(505)
Adjusted net income attributable to LHC Group Inc.	$ 6,741	$ 21,519

Adjusted net income attributable to LHC Group per diluted share:
Net income attributable to LHC Group Inc.	$ 0.36	$ 1.10
Costs related to strategic alternatives process and legal or other expenses associated with the company's previously announced investigations, net of tax	0.01	0.06
Other intangibles impairment charge, net of tax	0.02	0.02
Loss from acquisition, net of tax	0.01	0.01
Estimated revenue loss from Hurricane Isaac, net of tax	0.02	0.02
Tax credits offset by consulting fees, net of tax	(0.03)	(0.03)
Effect of share repurchase	(0.01)	(0.01)
Adjusted net income attributable to LHC Group Inc.	$ 0.38	$ 1.17
CONTACT: Eric Elliott
         Investor Relations
         (337) 233-1307
         eric.elliott@lhcgroup.com